Exhibit 21.1

[●]/[●]/21

Subsidiaries of Registrant

The following is a list of significant subsidiaries of the Registrant.

Name of Subsidiary	Jurisdiction of Incorporation	Ownership Interest
FWD Limited	Cayman Islands – registered as a non-Hong Kong company in HK	100%
FWD Financial Services Pte. Ltd.	Republic of Singapore	100%
富衛控股有限公司 FWD Management Holdings Limited	Hong Kong	100%
富衛人壽保險(百慕達)有限公司 FWD Life Insurance Company (Bermuda) Limited	Bermuda – registered as a non-Hong Kong company in HK	100%
富衛人壽保險(澳門)股份有限公司 FWD Life Insurance Company (Macau) Limited	Macau	100%[1]
富衛財務策劃有限公司 FWD Financial Planning Limited	Hong Kong	100%
富衛人壽(香港)有限公司 FWD Life (Hong Kong) Limited[2]	Hong Kong	100%
富衛人壽保險(香港)有限公司 FWD Life Assurance Company (Hong Kong) Limited[3]	Hong Kong	100%
FWD Technology and Innovation Malaysia Sdn. Bhd.	Malaysia	100%
富卫信息科技(上海)有限公司 trading as FWD Information Technology (Shanghai) Co., Ltd.	The People’s Republic of China	100%
富卫信息科技(广州)有限公司 trading as FWD Information Technology (Guangzhou) Co., Ltd.	The People’s Republic of China	100%
Antede Limited	Cayman Islands – registered as a non-Hong Kong company in HK	100%
FWD Takaful Berhad	Malaysia	49%
FWD Vietnam Life Insurance Company Limited	Vietnam	100%
富衛金融有限公司 FWD Financial Limited	Hong Kong	100%
FWD Properties Limited	Hong Kong	100%
Future Radiance Limited	Cayman Islands	100%
FWD TIM Enterprises Sdn. Bhd.	Malaysia	100%
OGS (I) Limited	Cayman Islands	100%

1 The beneficial interest owned by FWD Management Holdings Limited.

2 Formerly known as MetLife Limited.

3 Formerly known as Metropolitan Life Insurance Company of Hong Kong Limited.

Name of Subsidiary	Jurisdiction of Incorporation	Ownership Interest
Sky Accord Limited	Cayman Islands – registered as a non-Hong Kong company in HK	100%
OGS (II) Limited	Cayman Islands	100%
FWD Group Limited	Cayman Islands – registered as a non-Hong Kong company in HK	100%
FWD Group Financial Services Pte. Ltd.	Republic of Singapore	100%
FWD Reinsurance SPC, Ltd.	Cayman Islands	100%
Valdimir Pte. Ltd.	Republic of Singapore	100%
FWD Life Insurance Public Company Limited[4]	Thailand	86.7%
FWD Group Services (Thailand) Co., Ltd.	Thailand	100% [5]
FWD 富士生命保険株式会社 trading as FWD Fuji Life Insurance Company, Limited	Japan	100%
FWD Developments Japan 株式会社 trading as FWD Developments Japan K.K.	Japan	100%
FWD Life Insurance Corporation	Philippines	100% [6]
FWD Singapore Pte. Ltd.	Republic of Singapore	100%
PT FWD Insurance Indonesia[7]	Indonesia	79.05%
FWD Life Insurance (Cambodia) Plc. [8]	Cambodia	100%
富衛集團控股有限公司 FWD Group Management Holdings Limited	Hong Kong	100%
PT FWD Asset Management	Indonesia	100%
PT Rich Management Consulting	Indonesia	100%
ラドゲイト特定目的会社 trading as Ludgate TMK Limited	Japan	99.9971%
GC品川特定目的会社 trading as GC Shinagawa TMK Limited	Japan	99.9995%
マーキュリーNHB特定目的会社 trading as Mercury TMK Limited	Japan	99.9995%
ジュピターHTL特定目的会社 trading as Jupiter TMK Limited	Japan	99.9990%
ヴィーナスGFC特定目的会社 trading as Venus GFC TMK	Japan	99.9978%

4 On October 1, 2020, SCB Life Assurance Public Company Limited and FWD Life Insurance Public Company Limited amalgamated. The amalgamated company is named FWD Life Insurance Public Company Limited.

5 The beneficial interest owned by FWD Group Financial Services Pte. Ltd.

6 The beneficial interest owned by FWD Group Financial Services Pte. Ltd.

7 On 1 December 2020, PT FWD Life Indonesia and PT FWD Insurance Indonesia (formerly known as PT Commonwealth Life) merged. The merged company is named PT FWD Insurance Indonesia.

8 Formerly known as Bangkok Life Assurance (Cambodia) Public Limited Company.